PROXY              Mallon Resources Corporation            PROXY
                   999 18th Street, Suite 1700
                   Denver, Colorado  80202

PROXY CARD
Annual Meeting of Shareholders - June 6, 1997

The undersigned shareholder of Mallon Resources Corporation (the "Company") acknowledges receipt of notice of the Company's Annual Meeting of Shareholders to be held in Denver, Colorado, on Friday, June 6, 1997, and hereby appoints George O. Mallon, III and Carol Naranjo, or either of them, with the power of substitution, as attorneys and proxies to represent and vote, as designated below, all the shares of the Company's Common Stock held of record by the undersigned on April 15, 1997, at the Annual Meeting, or any adjournment thereof, as follows:

I.  ELECTION OF DIRECTORS:
      [ ] FOR ALL NOMINEES LISTED BELOW
          (Except as marked to the contrary below)
      [ ] WITHHOLD AUTHORITY to vote for all nominees below

George O. Mallon, Jr.     Kevin M. Fitzgerald     Roy K. Ross
Roger R. Mitchell     Frank Douglass
Frances J. Reinhardt, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through that nominee's name).

II.  Proposal to ratify adoption of the Company's 1997 Equity
Participation Plan.
           [ ] FOR            [ ] AGAINST     [ ] ABSTAIN

III. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed and delivered will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals.
Dated __________________, 1997

Please sign below exactly as your name appears on the stock certificate(s). When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


_________________________________
Signature


_________________________________
Signature (if held jointly)

_________________________________
Printed name, as it appears on stock certificate(s)


_________________________________
Printed name of joint tenant, as it appears on stock certificate(s)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE